UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Corcept Therapeutics Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0487658

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

275 Middlefield Road, Suite A Menlo Park, California	94025

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-112676

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not applicable	Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

A description of our common stock is set forth under the heading “Description of Capital Stock” in the prospectus forming part of our Registration Statement on Form S-1 (Registration No. 333-112676) filed with the Securities and Exchange Commission on February 10, 2004, as amended on March 19, 2004 and on April 9, 2004, and by any other amendments to such Registration Statement on Form S-1 made prior to the effective date (collectively, the “Registration Statement”), each of which is hereby incorporated by reference. The form of Prospectus filed by us pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into the Registration Statement.

Item 2. Exhibits

The following exhibits to this registration statement have been or will be filed as exhibits to the Registration Statement and are hereby incorporated by reference herein:

3.1	(2)	Amended and Restated Certificate of Incorporation (to be filed prior to completion of the offering)

3.2	(2)	Form of Restated Bylaws (to be in effect upon completion of the offering)

4.1	(1)	Specimen Common Stock Certificate

(1)	Filed with Registration Statement on Form S-1 (Registration No. 333-1112676) dated February 10, 2004.
(2)	Filed with Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-112676), dated March 19, 2004.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 12, 2004	CORCEPT THERAPEUTICS INCORPORATED

	By:	/s/ FRED KURLAND

Fred Kurland Chief Financial Officer

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